SIXTH AMENDMENT TO THE

AMENDED AND RESTATED TRANSFER AGENT SERVICING AGREEMENT

THIS SIXTH AMENDMENT, effective as of the last date in the signature line, to the Amended and Restated Transfer Agent Servicing Agreement, dated as of June 30, 2019 (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend Exhibit A of the Agreement, the funds list of the Company to add and remove Funds to its series; and

WHEREAS, the Parties desire to amend the fee schedule on Schedule I of the Agreement; and

WHEREAS, the Parties desire to amend the term within Section 13 of the Agreement; and

WHEREAS, Section 13 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree to amend and restate Exhibit A of the Agreement for the purposes of

(1) adding the SGI U.S. Large Cap Core ETF and SGI Dynamic Tactical ETF to the Agreement; and

(2) removing the Orinda Income Opportunities Fund and the SGI Conservative Fund from the Agreement; and

(3) Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto; and

(4) Schedule I of the Agreement is hereby superseded and replaced with Schedule I attached hereto; and

(5) Section 13 of the Agreement is hereby superseded and replaced with the following:

This Agreement shall become effective as of the date first written above and will continue in effect for a period of four (4) years. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Subsequent to the end of the four (4) year period, this Agreement continues until one party gives 90 days prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. However, this cure period only applies to the first two such breaches of the same material term of this Agreement. Either party may terminate this Agreement after the third such breach of the same material term of this Agreement. In addition, the Company may, at any time, immediately terminate this Agreement upon its “assignment” as defined under the1940 Act. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Company, and authorized or approved by the Board of Directors. The provisions of this Section 13 shall also apply to Exhibit C.; and

(7) Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE RBB FUND, INC.		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley

Printed Name:	James G. Shaw	Printed Name:	Gregory Farley

Title:	CFO/Treasurer & Secretary	Title:	Senior Vice President

Date:	7/1/2022	Date:	7/11/2022

Amended Exhibit A to the Amended and Restated Transfer Agent Servicing Agreement

The separate Mutual Fund Series and ETF Series of the RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund
Abbey Capital Master Offshore Fund Limited
Abbey Capital Multi Asset Fund
Abbey Capital Offshore Fund SPC
Abbey Capital Onshore Series LLC ACMAF Master Offshore Limited ACMAF Offshore SPC ACMAF Onshore Series LLC
Adara Smaller Companies Fund
Aquarius International Fund
Boston Partners All-Cap Value Fund
Boston Partners Emerging Markets Dynamic Equity Fund
Boston Partners Emerging Markets Fund
Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.
Boston Partners Global Equity Fund
Boston Partners Global Long/Short Fund
Boston Partners Global Sustainability Fund
Boston Partners Long/Short Equity Fund
Boston Partners Long/Short Research Fund
Boston Partners Small Cap Value Fund II
Campbell Systematic Macro Fund
Campbell Systematic Macro Offshore Limited
DriveWealth Power Saver ETF
DriveWealth Steady Saver ETF
Free Market Fixed Income Fund
Free Market International Equity Fund
Free Market US Equity Fund
Matson Money Fixed Income VI Portfolio
Matson Money International Equity VI Portfolio
Matson Money U.S. Equity VI Portfolio
Motley Fool 100 Index ETF
Motley Fool Capital Efficiency 100 Index ETF
Motley Fool Global Opportunities ETF
Motley Fool Mid-Cap Growth ETF
Motley Fool Next Index ETF
Motley Fool Small-Cap Growth ETF
Optima Strategic Credit Fund
SGI Dynamic Tactical ETF
SGI Global Equity Fund

SGI Peak Growth Fund
SGI Prudent Growth Fund
SGI Small Cap Core Fund SGI U.S. Large Cap Core ETF
SGI U.S. Large Cap Equity Fund
SGI U.S. Large Cap Equity VI Portfolio
SGI U.S. Small Cap Equity Fund
Stance Equity ESG Large Cap Core ETF
WPG Partners Select Small Cap Value Fund
WPG Partners Small/Micro Cap Value Fund
YieldX Diversified Income ETF

Schedule I to the Amended and Restated Transfer Agent Servicing Agreement – The RBB Fund, Inc.

Fee Schedule for each Mutual Fund Series of The RBB Fund, Inc. (the “Company”) at July 2022

Transfer Agent and Shareholder Servicing Fee Schedules for the Mutual Fund Series

Annual Service Charges to the Fund

■	NSCC Level 3 Accounts	$[ ] per open account

■	Direct Accounts	$[ ] per open account

■	Direct Load Fund Accounts	$[ ] per open account

■	Closed Accounts	$[ ] per closed account

Activity Charges

■	Telephone Calls - $[ ] / minute

■	Voice Response Calls - $[ ] / call

■	Manual Shareholder Transactions - $[ ] / event

■	Correspondence - $[ ] / event

■	Omnibus Account Transaction

■	First [ ] transactions - $[ ] / transaction

■	Next [ ] transactions - $[ ] / transaction

■	Next [ ] transactions - $[ ] / transaction

■	Remaining transactions - $[ ] / transaction

■	Daily Valuation/Manual 401k Trade $[ ] / trade (purchase and redemption) and an additional $[ ] for each wire out

■	NSCC System Interface - $[ ] annually per CUSIP

■	Short-Term Trader Reporting

■	All rates are monthly -

■	●	[ ] days or less: $[ ] /open account

■	●	[ ] -[ ] days: $[ ] /open account

■	●	[ ] -[ ] days: $[ ] /open account

■	●	[ ] days – [ ] year: $[ ] /open account

■	●	[ ] year – [ ] years: $[ ] /open account

■	Excessive Trader - $[ ] / year / open account

■	12b-1 Aging - $[ ] per account

CUSIP Setup

■	CUSIP Setup beyond the initial CUSIP - $[ ] per CUSIP

■	Expedited CUSIP Setup - $[ ] per CUSIP (Less than [ ] days)

Conversion fee

■	$[ ] per account

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees

■	$[ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)

■	$[ ] per transfer to successor trustee

■	$[ ] per participant distribution (Excluding SWPs)

■	$[ ] per refund of excess contribution

■	$[ ] per reconversion/recharacterization

Additional Shareholder Paid Fees

■	$[ ] per outgoing wire transfer or overnight delivery

■	$[ ] per telephone exchange

■	$[ ] per return check or ACH or stop payment

■	$[ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)

Digital Investor

Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

■	Digital Investor

−	Implementation – $[ ] per fund group

−	Annual Base Fee – $[ ] per year

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

■	Activity (Session) Fees:

−	Inquiry – $[ ] per event

−	Login Challenge – $[ ] per event

−	Account Maintenance – $[ ] per event

−	Transaction – financial transactions, duplicate statement requests, etc. – $[ ] per event

−	New Account Set-up – $[ ] per event

−	Bank Verification Attempt – $[ ] per event

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

■	Base Fee Per Management Company – file generation and delivery – $[ ] per year

■	Per Record Charge

-	Rep/Branch/ID – $[ ]

-	Dealer – $[ ]

■	Price Files – $[ ] per record or $[ ] per user per month, whichever is less

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.

■	Account inquiry
-	Inquiry - $[ ] per event

-	Vision ID - $[ ] per month per ID

■	Transaction Processing*

-	Implementation Fee - $[ ] per Management Company

-	Transaction – purchase, redeem, and exchange - $[ ] per event

-	Monthly Minimum Charge - $[ ] per month

■	Electronic Statements*

-	Implementation- $[ ] per fund group

-	Load charges-$[ ] per image

-	Archive charge (for any image stored beyond [ ] years)-$ [ ] per document

*	Vision ID and event charges also apply.

Fund Source

Client Access to audited fund information, pricing, performance, literature, processing guidelines.

-	$[ ] per Month – Unlimited Users

Electronic Correspondence

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

■	$[ ] per Email

Client Web Data Access

U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

■	STAT – Statement and Tax Form Storage & Retrieval

-	Setup: $[ ] per user

-	Support: $[ ] per user per month

■	ReportSource – Report and Data File Storage & Retrieval

-	Setup: Included in initial fund setup on Transfer Agent system

-	$[ ] per user per month beyond [ ] users included as part of setup

Additional Data Delivery Services

■	Ad Hoc/PowerSelect File Development

-	Standard ad-hoc select: $[ ] per file

-	Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development

-	Support: $[ ] per file per month for recurring files/reports scheduled for delivery via Report Source.

-	Recurring files scheduled for delivery via Report Source.

■	Custom Electronic File Exchange (MFS delivery of standard TIP files)

-	Setup: $[ ] one-time fee

-	Support: $[ ] per file per month

■	File Delivery to Alternate Sales Reporting Provider

-	Setup: $[ ] one-time fee

-	Maintenance Fee: $[ ] per file per month

Chat Services

■	Implementation Fee – $[ ]

■	Monthly Fee – $[ ] per month

■	Per Chat Fee – $[ ] per chat or $[ ] per minute of chat

Outbound Calling & Marketing Campaigns

■	Cost based on project requirements including hours, data sourcing and reporting.

Electronic Form Delivery and Signature Capture

■	Implementation fee – $[ ] (includes [ ] forms)

■	Additional setup fee – $[ ] for each additional form and email template

■	Form and fund logo modifications – $[ ] per form, $[ ] per updated Fund Logo

■	Monthly minimum fee – $[ ] per month

■	Per electronic envelope Fee – $[ ]

Recordkeeping Application Access

■	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers

-	$[ ] implementation

-	$[ ] per month

■	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers

-	Cost varies depending upon location and bandwidth

■	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.

-	$[ ] implementation

-	$[ ] per ID per month

■	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.

-	$[ ] implementation

-	$[ ] per ID per month

■	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.

-	$[ ] implementation

-	$[ ] per ID per month

■	Automated Work Distributor (AWD) – Image and workflow application.

-	$[ ] implementation

-	$[ ] per ID per month

■	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.

-	$[ ] implementation

-	$[ ] per ID per month

■	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.

-	$[ ] per month

Programming Services

■	$[ ] per hour (subject to change)

■	Charges incurred for customized services based upon fund family requirements including but not limited to:

-	Fund setup programming (transfer agent system, statements, options, etc.)

-	Customized service development

-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)

-	All other client specific customization and/or development services

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

■	$[ ] per direct open account per year

Email Services

Services to capture, queue, monitor, service and archive shareholder email correspondence:

■	$[ ] setup per fund group

■	$[ ] per month administration

■	$[ ] per received email correspondence

Dealer Reclaim Services

Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

■	$[ ] per fund group per month

CTI Reporting

Integrated custom detailed call reporting – $[ ] per monthly report

Literature Fulfillment Services

■	Account Management/Database Administration

-	$[ ] per month

-	Receiving – $[ ] per SKU

-	Order Processing – $[ ] per order

-	Skid Storage – $[ ] per month per location

-	Disposal – $[ ] per SKU

■	Inbound Teleservicing Only

-	Account Management – $[ ] per month (OR)

-	Call Servicing – $[ ] per call

■	Lead Source Reporting

-	$[ ] per month

■	Closed Loop Reporting

-	Account Management – $[ ] per month

-	Database Installation, Setup – $[ ] per fund group

■	Miscellaneous Expenses

-	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.

■	$[ ] per Month

Mutual Fund Profile II Services

Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site

■	Initial data population: $[ ] for less than [ ] CUSIPS / $[ ] for [ ] CUSIPS or more

■	Monthly maintenance: $[ ] per management company

■	Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[ ] /hour

Physical Certificate Processing

Services to support the setup and processing of physical certificated shares for a fund family:

■	$[ ] setup per fund group

■	$[ ] per certificate transaction

Fund Event* Services

■	Programming & File Delivery – $[ ] /hour

■	Project Management/Analysis – $[ ] /hour

■	Account Data Retention – $[ ] /account/month until purged*

■	CUSIP Data Retention – $[ ] /CUSIP/month until purged*

*	Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent)*FINCEN regulations require account retention for [ ] months following closing. Data is purged the first July after retention requirements have been fulfilled.

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost

■  $[ ] – $[ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to [ ] year of DST/TA2000 data) Standard MARS Version 8i Products & Services (Monthly fees)

■	$[ ] – $[ ] MARS Sales & Compliance Reporting (Includes [ ] Sales & [ ] Compliance Users)
■	$[ ] – $[ ] MARS Sales Reporting (Includes [ ] Sales Users)
■	$[ ] – $[ ] MARS 22c-2 Compliance (Includes [ ] Compliance Users)
■	$[ ] – $[ ] – Enhanced Services*

Includes up to [ ] hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)

■	$[ ] – SalesForce.com Integration

■	$[ ] – Custom Data Interface

■	$[ ] – OmniSERV Setup

■	$[ ] – Standard Interface

■	$[ ] – Additional OmniSERV Interface

Standard Version 8i Licenses (Monthly Fee Per User)

■  $[ ] – Sales Reporting

■	$[ ] – 22c-2 Compliance

■	$[ ] – CRM

■	$[ ] – SFDC

Standard Version 8i Products & Services (Monthly Fee)

■	$[ ] – OmniSERV

■	$[ ] – Daily Transaction Load from Sales Portal

■	$[ ] – Monthly Asset Load from Sales Portal

■	$[ ] – SalesForce.com

Additional Version 8i Products & Services (Quoted Separately)

Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size

■	$[ ] – MARS Lite Base Sales Reporting Only (Includes up to [ ] year of DST/TA2000 data)

MARS Lite Products & Services (Monthly fees based on AUM)

■	$[ ] /month (AUM $0 – $[ ])

■	$[ ] /month (AUM $[ ] – $[ ])

■	$[ ] /month (AUM $[ ] – $[ ])

■	$[ ] /month (AUM $[ ] – $[ ])

Once an AUM of $[ ] has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to [ ] hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $[ ] per month.

Storage allocation includes initial [ ] GB of data. Each additional [ ] GB of storage space is $[ ] per month.

No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)

■	$[ ] – Custom Data Interface

■	$[ ] – Standard Interface

■	$[ ] – OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training

■	$[ ] /day plus travel and out-of-pocket expenses.

** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation

eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.

■	Document Loading, Storage, and Access – $[ ] per statement

■	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement

■	Development & Implementation of Electronic Confirm Statements – $[ ] initial setup fee

Electronic Investor Statement Presentation

eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

■	Document Loading, Storage, and Access – $[ ] per statement

■	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement

■	Development & Implementation of Electronic Investor Statements – $[ ] initial setup fee

Electronic Tax Presentation

eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

■	Document Loading, Storage, and Access – $[ ] per statement

■	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement

■	Development & Implementation of Electronic Tax Statements – $[ ] initial setup fee

Electronic Compliance Presentation

eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

■	Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement

■	Development & Implementation of Electronic Compliance Documents – $[ ] initial setup fee

Related Digital Investor Fees

■	View Consent Enrollment – $[ ] per transaction

■	Consent Enrollment – $[ ] per transaction

■	View Statements – $[ ] per view

Notes:

■	Statements presented as PDF documents

■	Statements will be loaded for all accounts, regardless of consent

■	[ ] year minimum term

■	Storage for [ ] years included in Document Loading, Storage and Access fee. Archive fee of $[ ] per document per year for [ ] years and greater, if desired

Digital Investor customization charges apply